Exhibit 99.1

Quantum Technologies Reports Fiscal 2008 Third Quarter Financial Results

IRVINE, Calif., March 11, 2008 /PRNewswire-FirstCall/ — Quantum Fuel Systems Technologies Worldwide, Inc. (Nasdaq: QTWW), a leader in the development and production of advanced propulsion systems, energy storage technologies, and alternative fuel vehicles and applications including hydrogen fuel cell, hybrid, plug-in hybrid, and alternative fuel vehicles, today reported results for the three and nine month periods ended January 31, 2008. Conference call information is provided below.

Third Quarter Results

Total revenue in the third quarter of fiscal 2008 was $7.1 million compared to $2.3 million in the third quarter of fiscal 2007, a net increase of 209%. The increase in consolidated net revenue was mainly due to increased hydrogen-based hybrid and fuel cell hybrid vehicle product sales and higher development program revenues. The Company’s consolidated operating loss decreased from $5.8 million in the third quarter of fiscal 2007 to $3.8 million in the third quarter of fiscal 2008. The decline was primarily due to the expanded revenue base and higher margins on product sales and development programs.

The Quantum Fuel Systems operating segment loss decreased $1.6 million, or 53%, from $3.0 million in the third quarter of fiscal 2007 to $1.4 million in the third quarter of fiscal 2008. Corporate segment expenses decreased $0.3 million, or 11%, from $2.8 million in the third quarter of fiscal 2007 to $2.5 million in the third quarter of fiscal 2008. The share-based compensation expense related to FAS 123R was $0.6 million and depreciation and amortization expense was $1.0 million during the third quarter of fiscal 2008. Cash used from operations during the third quarter of fiscal 2008 was $3.6 million.

Product sales for the Quantum Fuel Systems segment increased $1.7 million, or 213%, from $0.8 million in the third quarter of fiscal 2007 to $2.5 million in the third quarter of fiscal 2008. Product sales during the third quarter of fiscal 2008 primarily consisted of hydrogen fuel storage systems for General Motors’ fuel cell hybrid vehicle program and sales of hydrogen-fueled Toyota Prius hybrid vehicles. Contract revenue for the Quantum Fuel Systems segment increased $3.1 million, or 207%, from $1.5 million in the third quarter of fiscal 2007 to $4.6 million in the third quarter of fiscal 2008. The increase was primarily due to higher development program revenues to support the GM Fuel Cell Hybrid Equinox program, the Fisker Karma plug-in hybrid development program and other hybrid development programs.

The Tecstar Automotive Group business segment ceased operations on January 16, 2008 upon transfer of substantially all of its assets to an affiliate of our lender. Accordingly, the activities of the Tecstar Automotive Group reporting segment are reported as discontinued operations for the third quarter and nine month period ending January 31 for both fiscal 2007 and 2008. The disposal of Tecstar resulted in a gain of $8.7 million which was recognized during the third quarter of fiscal 2008 and recorded in discontinued operations. The gain was partially offset by a $6.2 million loss from business operations for Tecstar during the third quarter prior to the date of disposal, resulting in income from discontinued operations, net of tax effects, of $2.5 million in the third quarter of fiscal 2008. This compared to a loss, net of tax effects, of $16.0 million for the third quarter of fiscal 2007.

The Company’s net loss from continuing operations decreased from $5.5 million, or $0.08 a share, in the third quarter of fiscal 2007 to $3.8 million, or $0.05 a share, in the third quarter of fiscal 2008. The Company’s net loss decreased from $21.6 million, or $0.33 a share, in the third quarter of fiscal 2007 to $1.4 million, or $0.02 a share, in the third quarter of fiscal 2008.

Nine Month Results

For the nine month period ended January 31, 2008, the Company had consolidated revenues of $16.8 million compared to nine month fiscal 2007 revenues of $14.6 million, a net increase of 15%. The increase in revenues was primarily a result of higher development program revenues. The Company’s consolidated operating loss decreased from $18.1 million for the first nine months of fiscal 2007 to $14.1 million for the first nine months of fiscal 2008.

Quantum Fuel System segment revenues increased $2.2 million, from $14.6 million in the first nine months of fiscal 2007 to $16.8 million in the first nine months of fiscal 2008. The increase was due to the higher development program revenues, which were partially offset by lower product sales. The operating loss for the Quantum Fuel Systems segment decreased $3.5 million, or 36%, from $9.8 million in the first nine months of fiscal 2007 to $6.3 million in the first nine months of fiscal 2008. The decrease in operating loss was primarily the result of higher margins earned on customer programs due to the shift in product mix over the last year.

The Corporate segment expenses decreased from $8.3 million in first nine months of fiscal 2008 to $7.9 million in the first nine months of fiscal 2007. During the first nine months of fiscal 2008, depreciation and amortization expense was approximately $2.8 million.

The discontinued operations of the Tecstar Automotive Group business segment generated losses, net of tax effects, of $66.1 million in the first nine months of fiscal 2008 compared to a loss, net of tax effects, of $107.2 million in the first nine months of fiscal 2007.

The Company’s net loss from continuing operations decreased from $17.1 million, or $0.28 a share, in the first nine months of fiscal 2007 to $14.3 million, or $0.19 a share, in the first nine months of fiscal 2008. The Company’s net loss decreased from $124.3 million, or $2.05 a share, in the first nine months of fiscal 2007 to $80.3 million, or $1.06 a share, in the first nine months of fiscal 2008.

Disposal of Tecstar Business Segment

On January 16, 2008, Quantum completed a series of transactions that restructured Quantum’s outstanding debt obligations to its secured lender and transferred substantially all of the assets of the company’s Tecstar Automotive Group business segment to an affiliate of our secured lender, WB Automotive Holdings, Inc.

In connection with the series of transactions. Tecstar Automotive Group and WB Automotive executed a Strict Foreclosure Agreement, pursuant to which, under Article 9 of the Uniform Commercial Code, Tecstar assigned to WB Automotive all of its right, title and interest in and to the equity interests in Tecstar’s operating subsidiaries, Tecstar’s interest in the Amstar joint venture, receivables owed to Tecstar by the operating subsidiaries and Tecstar’s interest in a $1 million cash collateral account, in full payment and satisfaction of $15.5 million owed by Tecstar under a convertible promissory note, which was guaranteed by the Company.

Pursuant to release agreements executed by the Company and WB Automotive, WB Automotive released the Company from approximately $20.5 million of debt obligations relating to the Tecstar Convertible Note and a $5 million term note owed to the lender by Tecstar. In exchange for the foregoing release, the Company caused Tecstar to enter into and complete the transactions described above, paid $1 million to WB Automotive and agreed to assume $0.7 million in unpaid interest owed under the Tecstar convertible note.

As a result of the transactions described above that resulted in the disposal of the Tecstar businesses, the historical activities of the Tecstar Automotive Group business segment are reported as discontinued operations in the condensed consolidated statements of operations for all periods presented in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-lived Assets.” The disposal of the Tecstar businesses resulted in a gain of $8.7 million included in discontinued operations, net of taxes, for the three and nine month periods ended January 31, 2008.

Alan P. Niedzwiecki, President and CEO, stated, “The operating results during the quarter improved dramatically as a result of expanding hybrid vehicle programs and shipment of hydrogen fuel systems to General Motors under its recently unveiled Equinox Fuel Cell Hybrid Vehicle program. Over the next year, we are expecting continued growth in our hybrid business as a result of our programs with Fisker Automotive and other automotive OEM customers, the military and government agencies.’

Niedzwiecki continued, “Over the last several quarters, we have focused considerable attention on the disposition of Tecstar, and we are obviously very pleased that has been completed. We can now refocus our efforts on “green vehicle” technology, alternative energy products, and our emerging solar business.”

Quantum Fuel Systems Technologies Worldwide, Inc.

Condensed Statement of Operations

	Three Months Ended January 31,		Nine Months Ended January 31,
	2007	2008	2007	2008
Revenue:
Net product sales	$764,971	$2,521,053	$9,090,490	$7,236,326
Contract revenue	1,496,426	4,624,777	5,488,316	9,595,198

Total revenue	2,261,397	7,145,830	14,578,806	16,831,524
Costs and expenses:
Cost of product sales	547,943	2,009,188	8,278,377	6,144,305
Research and development	3,223,091	4,691,373	11,300,797	11,706,891
Selling, general and administrative	3,880,981	3,870,661	11,871,829	11,862,762
Amortization of intangibles	418,496	419,081	1,255,709	1,256,813

Total costs and expenses	8,070,511	10,990,303	32,706,712	30,970,771

Operating loss	(5,809,114)	(3,844,473)	(18,127,906)	(14,139,247)
Interest income (expense), net	59,348	(589,131)	445,271	(1,539,093)
Minority interest in losses of subsidiaries	216,358	496,247	561,553	1,317,695
Equity in earnings of affiliate	—	97,500	—	97,500
Other income (expense), net	(7,000)	(2,442)	7,160	(14,163)

Loss from continuing operations before income taxes	(5,540,408)	(3,842,299)	(17,113,922)	(14,277,308)
Income tax expense	(400)	(400)	(1,200)	(1,200)

Net loss from continuing operations	(5,540,808)	(3,842,699)	(17,115,122)	(14,278,508)
Income (loss) from discontinued operations, net of tax effects	(16,048,801)	2,484,568	(107,230,146)	(66,062,163)

Net loss	$(21,589,609)	$(1,358,131)	$(124,345,268)	$(80,340,671)

Net loss per share - basic and diluted	$(0.33)	$(0.02)	$(2.05)	$(1.06)

Number of shares used in per share calculation - basic and diluted	65,364,179	78,552,368	60,596,854	76,143,277

Cash Flow Information:
Depreciation and amortization	$2,922,536	$1,133,328	$8,940,206	$5,102,018
Cash provided used in operating activities	(10,440,203)	(3,614,039)	(22,397,971)	(26,104,743)
Capital expenditures	(1,372,194)	(589,058)	(5,674,097)	(1,698,578)

		April 30, 2007	January 31, 2008
Balance Sheet Information:
Continuing Operations:
Cash and cash equivalents		$2,526,312	$7,374,440
Current assets		14,607,977	25,359,394
Property & equipment, net		4,530,241	3,702,254
Goodwill & intangibles, net		39,299,465	38,068,530
Total assets		59,055,839	71,599,323
Current liabilities		9,527,133	19,777,566
Long-term debt and other liabilities		27,260,649	34,443,575
Discontinued Operations:
Total assets		108,487,531	—
Total liabilities		53,226,014	—
Stockholders’ equity		77,529,574	17,378,182

Financial Results Call Scheduled:

Tuesday March 11, 2008 1:30 p.m. Pacific time (4:30 p.m. Eastern time)

Conference Call Number: (706) 643-3625, ID #38668463

Participants should call this number 5 to 10 minutes prior to the starting time. An operator will check your name and organization and ask you to wait until the call begins.

For those of you unable to join us at this time, a playback of this call will be available via telephone approximately two hours after the call until March 25, 2008 at 23:59 EST. The number for this service is (706) 645-9291. The call will also be available on the Company’s Investor Relations web page by March 25, 2008: http://www.qtww.com/about/investor_information/conference_calls/index.php.

For assistance, please call Elaine Lovre at (206) 315-8242.

About Quantum

Quantum Fuel Systems Technologies Worldwide, Inc., a fully integrated alternative energy company, is a leader in the development and production of advanced propulsion systems, energy storage technologies, and alternative fuel vehicles. Quantum’s portfolio of technologies includes advanced lithium-ion battery systems, electronic controls, hybrid electric drive systems, hydrogen storage and metering systems, and alternative fuel technologies that enable fuel efficient, low emission hybrid, plug-in hybrid electric, fuel cell, and alternative fuel vehicles. Quantum’s powertrain engineering, system integration, vehicle manufacturing, and assembly capabilities provide fast-to-market solutions to support the production of hybrid and plug-in hybrid, hydrogen-powered hybrid, fuel cell, alternative fuel, and specialty vehicles, as well as modular, transportable hydrogen refueling stations. Quantum’s customer base includes automotive OEMs, dealer networks, fleets, aerospace industry, military and other government entities, and other strategic alliance partners.

More information can be found about Quantum’s products and services at www.qtww.com.

Quantum is a member of the Russell 2000(R) and Russell 3000(R) indexes.

Forward-Looking Statements

Statements in this document regarding future financial and operating results, future growth in customers and development programs, the development and commercialization of fuel cell vehicles and hybrids, solar opportunities, new or expanded customer contracts, the commitment of OEMs and other entities to the hydrogen economy, future opportunities for Quantum, the disposal of Tecstar and any other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including but not limited to statements containing the words “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates,” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: variations in pricing, engineering and material costs, development costs, other general costs and expenses; our ability to successfully transition into new OEM-level programs and other new model platforms with our OEM customers; costs and potential litigation associated with our acquisitions or the sale or restructure of Tecstar; the ability to retain key personnel; the Company’s ability to successfully execute its business strategies; growth of the alternative fuel, fuel cell and hybrid vehicle markets; the levels of commitment by OEMs, governments and other entities to the commercialization of hybrid, fuel cell and alternative fuel technologies; our dependence on a concentrated number of customers for a substantial majority of our revenues; the timing of product cycles for our OEM customers; delays in the development of a commercial market for our products; our reliance on a limited number of suppliers for raw materials used in our products; shortages of raw materials; competitive conditions in the industry; business cycles affecting the markets in which the Company conducts business; government support and funding of hydrogen initiatives; and economic conditions generally. Additional factors may be found in Quantum’s Form 10-K for the year ended April 30, 2007 and in the other documents filed by Quantum with the Securities and Exchange Commission.

Forward-looking statements are based on the beliefs, opinions, and expectations of the Company’s management as of the date of this press release, and the Company does not assume any obligation to update its forward-looking statements if those beliefs, opinions, expectations, or other circumstances should change.

For more information regarding Quantum, please contact:

Dale Rasmussen

Investor Relations

+1-206-315-8242

Email: drasmussen@qtww.com

Investor and Public Relations:

Sanford Diday

Red Chip Companies, Inc.

407.644.4256

(C) 2008 Quantum Fuel Systems Technologies Worldwide, Inc.

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